UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Great American Group, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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     GREAT AMERICAN GROUP, INC.

July 18, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Great American Group, Inc., which will be held at the corporate offices of Great American Group, Inc. located at 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367, on August 16, 2011, at 2:00 p.m. local time. We hope you will be able to attend the meeting in person.

The attached notice of meeting and proxy statement describe the matters to be acted upon at the annual meeting. If you plan to attend the annual meeting in person, please mark the designated box on the enclosed proxy card. If you are planning to attend the annual meeting and your shares are held in street name (by a broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the annual meeting so that we can verify your ownership of Great American Group stock. Please note, however, that if your shares are held in street name and you do not bring a legal proxy from the record owner, you will be able to attend the annual meeting, but you will not be able to vote at the annual meeting.

Whether or not you plan to attend the annual meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the annual meeting. Accordingly, we urge you to promptly complete the enclosed proxy card and return it to the inspector of elections in the postage-prepaid envelope provided, or to promptly use the telephone or Internet voting system. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

Andrew Gumaer
Chairman and Chief Executive Officer

GREAT AMERICAN GROUP, INC.

21860 BURBANK BOULEVARD, SUITE 300 SOUTH

WOODLAND HILLS, CA

(818) 884-3737

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on August 16, 2011

To the Stockholders of Great American Group, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Great American Group, Inc. (the “Company”) will be held on August 16, 2011, at 2:00 p.m. local time at the corporate offices of Great American Group, Inc. located at 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367, for the following purposes:

1.	To elect three (3) Class II directors to hold office for a three-year term to expire at the 2014 Annual Meeting of the Stockholders or until their successors are elected and duly qualified.

2.	To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Company’s Board of Directors has fixed the close of business on July 12, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. All stockholders are invited to attend the meeting. You must present your proxy or voter instruction card or meeting notice for admission.

By Order of the Board of Directors,

Andrew Gumaer
Chief Executive Officer

Woodland Hills, California
July 18, 2011

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

GREAT AMERICAN GROUP, INC.

21860 BURBANK BOULEVARD, SUITE 300 SOUTH

WOODLAND HILLS, CA

PROXY STATEMENT

For Annual Meeting of Stockholders to be held on August 16, 2011

General

The enclosed proxy is solicited on behalf of our Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”), of Great American Group, Inc. to be held on August 16, 2011, at 2:00 p.m. local time or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the corporate offices of Great American Group, Inc. located at 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367. We expect to mail this proxy statement to our stockholders on or about July 20, 2011.

All references to “us”, “we”, “our”, and “the Company” refer to Great American Group, Inc. and its subsidiaries.

Solicitation of Proxies

The Board is soliciting the accompanying proxy. In accordance with unanimous recommendations of our Board, the individuals named in the proxy will vote all shares represented by proxies in the manner designated, or if no designation is made, they will vote the proxies FOR the election of all of the director nominees and FOR each proposal. In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment of the Annual Meeting. As of the date of this Proxy Statement, the Board does not know of any other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted.

Shares Outstanding and Required Vote

Only holders of record of shares of our common stock at the close of business on the record date, July 12, 2011, will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. At the close of business on July 12, 2011, the Company had 30,800,334 shares of common stock outstanding and entitled to vote held by 18 stockholders of record. Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of common stock entitled to vote are represented at the meeting, either in person or by proxy. All votes will be tabulated by the inspector of elections appointed for the meeting by the board of directors, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker shares that are voted as to any matter at the meeting will be included in determining if a quorum is present or represented at the Annual Meeting. Any broker holding shares of record for you is not entitled to vote on certain matters unless the broker receives voting instructions from you. Uninstructed shares, or broker non-votes, result when shares are held by a broker who has not received instructions from its customer on such matters and the broker has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that the broker lacks voting authority. The effects of broker non-votes and abstentions on the specific items to be brought before the Annual Meeting are discussed under each item.

How to Vote

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. If you hold your shares of common stock in street name you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

Revocation of Proxies

You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Continental Stock Transfer and Trust Company, our transfer agent. If you are a stockholder of record and give a proxy, you may revoke it at any time before its use, either:

(1) by revoking it in person at the Annual Meeting;

(2) by writing, delivered to our Corporate Secretary at 21860 Burbank Boulevard, Suite 300 South, Woodland Hills, California, 91367 before the proxy is used; or

(3) by a later dated proxy card delivered to us at the above noted address before the proxy is used.

Your presence at the meeting will not revoke your proxy, but if you attend the meeting and cast a ballot, your proxy will be revoked as to the matters on which the ballot is cast.

If you hold your shares through a broker, bank, trustee or other nominee, please follow the instructions provided by your broker or other nominee as to how you may change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Cost and Method of Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.

Stockholder List

A complete list of registered stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose related to the meeting, for ten days prior to the meeting during ordinary business hours at our principal offices located at 21860 Burbank Boulevard, Suite 300 South, Woodland Hills, California, 91367.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 16, 2011

Copies of this proxy statement and our 2010 Annual Report to stockholders are also available online at: http://www.cstproxy.com/greatamerican/2011.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We have a classified board of directors consisting of two Class I directors (Bryant R. Riley and Mark D. Klein), three Class II directors (Hugh J. Hilton, Michael J. Levitt and Harvey M. Yellen), and two Class III directors (Andrew Gumaer and Matthew J. Hart). Our Class II directors will serve until the Annual Meeting, and our Class I and Class III directors will serve until the annual meetings of stockholders to be held in 2013 and 2012, respectively, or until their respective successors are duly elected and qualified.

Mr. Gumaer is the brother-in-law of Mark Weitz, our President, Wholesale and Industrial Services. Other than as described above, there are currently no family relationships among any of our directors and executive officers. Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of stockholders in the year in which such term expires. Each director’s term is subject to the election and qualification of his successor, or his earlier death, resignation or removal.

The terms of the current Class II directors will expire on the date of the upcoming Annual Meeting. The board of directors has nominated our current Class II directors, Hugh J. Hilton, Michael J. Levitt and Harvey M. Yellen, to be elected as Class II directors at the Annual Meeting. If elected, the nominees will serve as directors until our annual meeting of stockholders in 2014, or until their successors are duly elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the board of directors may designate.

Information Regarding Directors

The following table provides the name, age and position(s) of each of our directors as of June 30, 2011:

Name	Age	Committees
Class I Directors
Bryant R. Riley	44	None.
Mark D. Klein	48	Compensation Committee, Corporate Governance Committee

Class II Directors
Hugh G. Hilton	60	Audit Committee, Compensation Committee*, Corporate Governance Committee
Michael J. Levitt	52	None.
Harvey M. Yellen	64	None.

Class III Directors
Andrew Gumaer	50	None.
Matthew J. Hart	59	Audit Committee*, Compensation Committee, Corporate Governance Committee*

*	Chairman of the respective committee.

Our Class II Nominees for Director

Hugh G. Hilton has served as a director since July 2009. Mr. Hilton has served as a Managing Director and National Practice Leader of Alvarez & Marsal Real Estate Group since March 2009 and co-founder and Chief Executive Officer of A&M Capital RE, an operating and principal investment arm for distressed real estate, since March 2009. Mr. Hilton has also served as Chief Executive Officer of Grand Sierra Resort, gaming resort property in Northern Nevada, beginning October 2008, prior to which he served as Chief Restructuring Officer beginning in August 2007. Since 2003, Mr. Hilton has also served as the Chief Executive Officer of Prandium, Inc., a California-based restaurant chain. Mr. Hilton’s prior business experience includes serving as a Vice President of BankAmerica Investment Real Estate, as President First Interstate Bancorp’s real estate fund advisory arm and President of HVK, Inc. Mr. Hilton holds a Bachelor of Science in business administration and a Master of Business Administration from the University of Michigan as well as a Juris Doctor from the University of Colorado. Mr. Hilton is a member of the American Bankruptcy Institute and the Colorado Bar Association. Mr. Hilton’s financial experience and expertise in the real estate industry is particularly relevant to the Board as we expand our current service offerings. He provides the Board with important insight into the real estate marketplace.

Michael J. Levitt has served as a director since July 2009. In 2001, Mr. Levitt founded Stone Tower Capital LLC (“STC”), an investment firm focused on credit assets, and currently serves as its Chairman and Chief Executive Officer. Mr. Levitt has been a member of the advisory board of 57th Street Acquisition Corp. since April 2010 and previously served as its Chairman of the Board of Directors from October 2009 to April 2010. From March 2007 to July 2009, Mr. Levitt served as the Chairman of the Board of AAMAC. Mr. Levitt has spent his entire 25-year career managing or advising non-investment grade businesses and investing in non-investment grade assets. Previously, Mr. Levitt served as the managing partner of the New York office of Hicks, Muse, Tate & Furst

Incorporated. Prior thereto, Mr. Levitt served as the co-head of the investment banking division of Smith Barney Inc. Mr. Levitt has a B.B.A. from the University of Michigan and a J.D. from the University of Michigan Law School. Mr. Levitt’s experience and expertise in the investment banking industry and understanding of credit and credit related assets provides our Board with valuable insight into the markets in which we operate.

Harvey M. Yellen has served as our Vice Chairman and President since July 2009 and as our Chief Operating Officer since September 2010. Prior to July 2009, Mr. Yellen was a co-founder of GAG, LLC, had served as GAG, LLC’s Chairman since June 2007 and previously served as GAG, LLC’s President from June 2006 to June 2007 and the President of The Pride Capital Group, LLC, predecessor in interest to GAG, LLC, from 2002 to May 2006. Mr. Yellen was also the Executive Vice President of Garcel, Inc. from 1994 to 2002. Prior to beginning his services at Garcel, Inc., Mr. Yellen held senior management positions at various retail companies, including: Allied Department Stores, Sieferts/Spurgeons and Fashion Crossroads. Mr. Yellen received his Bachelor of Science in Business from Louisiana State University in 1968. Mr. Yellen’s in depth knowledge of our business and operations, his experience in the retail industry, positions him well to serve as our Vice Chairman and President.

Class I Directors

Mark D. Klein has served as a director of Great American Group since July 2009. Since January of 2011, Mr. Klein has been a director of NeXt BDC Capital Corp. Since April 2010, Mr. Klein has been Chief Executive Officer and President of 57th Street General Acquisition Corp., a special purpose acquisition company, and a director since its inception. Also in April 2010, Mr. Klein became a managing member and majority partner of M. Klein & Company, LLC, which owns the Klein Group, LLC, a registered broker dealer. Mr. Klein also maintains registration with the Klein Group, LLC as a registered representative and principal. Between March 2007 and July 2009, Mr. Klein was the Chief Executive Officer, President and a director of Alternative Asset Management Corporation (“AAMAC”), a special purpose acquisition company he helped form in 2007 and which completed a merger with Great American Group LLC in July 2009. Mr. Klein is also a registered representative at Ladenburg Thalmann & Co. Inc., a Portfolio Manager of the LTAM Titan Fund, a fund of funds hedge fund and was one of the Principals of Aldebaran Investments, LLC, a private fund which invested in special purpose acquisition companies. From April 2007 until August 2008, Mr. Klein was the Chief Executive Officer of Hanover Group US LLC, an indirect US subsidiary of the Hanover Group. Prior to joining Hanover in 2007, Mr. Klein was Chairman of Ladenburg Thalmann & Co. Inc., a leading underwriter of blank check companies, which is engaged in retail and institutional securities brokerage, investment banking and asset management services. From March 2005 to September 2006, he was Chief Executive Officer and President of Ladenburg Thalmann Financial Services, Inc., the parent of Ladenburg Thalmann & Co. Inc., and Chief Executive Officer of Ladenburg Thalmann Asset Management Inc., a subsidiary of Ladenburg Financial Services, Inc. Prior to joining Ladenburg Thalmann, from June 2000 to March 2005, Mr. Klein served as the Chief Executive Officer and President of NBGI Asset Management, Inc. and NBGI Securities, which were the US subsidiaries of the National Bank of Greece, the largest financial institution in Greece. Prior to joining NBGI, Mr. Klein was President and founder of Newbrook Capital management, founder and managing member of Independence Holdings Partners, LLC, a private equity fund-of-funds company, and founder and general partner of Intrinsic Edge Partners, a long/short equity hedge fund. Prior to the formation of Newbrook Capital Management and Independence Holdings Partners, LLC, Mr. Klein was a Senior Portfolio Manager for PaineWebber and Smith Barney Shearson. Mr. Klein is a graduate of J.L. Kellogg Graduate School of Management at Northwestern University, with a Masters of Management Degree and also received a Bachelors of Business Administration Degree with high distinction from Emory University. Mr. Klein’s experience and expertise in the financial services industry and as a member of other public company boards provides an important resource for our Board.

Bryant R. Riley has served as a director since August 2009. Mr. Riley has served as the Chairman and Chief Executive Officer of B. Riley & Co., LLC, a stock brokerage firm, since founding the firm in 1997. Mr. Riley also has served as the Chairman and Chief Executive Officer of Riley Investment Management, LLC, an investment management company, since founding the company in 2000. Mr. Riley serves on the boards of directors of Alliance Semiconductor Corp., DDI Corp., Strasbaugh and Trans World Entertainment Corp. He also serves on the board of directors for several private companies. Mr. Riley also previously served on the board of directors of Aldila, Inc. from 2003 to February 2010, Celeritek, Inc. from 2003 to 2007, Integrated Silicon Solutions, Inc. from 2006 to 2008, Mossimo, Inc. from 2005 to 2006, Silicon Storage Technology, Inc. from 2008 to 2009 and Transmeta Corporation from 2008 to 2009. From 1996 to 1997, Mr. Riley was an equity salesman with Dabney/Resnick Inc., a stock brokerage firm. From 1995 to 1996, Mr. Riley managed the institutional equity department of Gaines, Berland Inc., a stock brokerage firm. From 1993 to 1995, Mr. Riley co-managed the equity department of Dabney/Resnick Inc. In 1991, Mr. Riley co-founded Huberman Riley, a brokerage firm based in Dallas, Texas, and served as its President until 1993. From 1989 to 1991, Mr. Riley served in various positions with LH Friend, Weinress & Frankson, an Irvine, California based stock brokerage firm. Mr. Riley received his B.S. in Finance from Lehigh University. Mr. Riley’s experience and expertise in the investment banking industry provides our Board with valuable insight into the capital markets. Mr. Riley’s extensive experience serving on other public company boards is an important resource for our Board.

Class III Directors

Andrew Gumaer has served as our Chief Executive Officer since July 2009. Prior to July 2009, Mr. Gumaer was a co-founder of GAG, LLC, had served as GAG, LLC’s Chief Executive Officer since May 2007 and previously served as GAG, LLC’s President from June 2006 to May 2007. Mr. Gumaer also currently serves as the Co-Chief Executive Officer of Great American Home Auctions, LLC. Prior to assuming his current responsibilities, Mr. Gumaer was the President of The Pride Capital Group, LLC, predecessor in interest to GAG, LLC, from 2002 to May 2006. Mr. Gumaer also served as the Senior Vice President of Garcel, Inc. from 1997 to 2002 and as a Senior Vice President with the investment banking firm Drexel Burnham Lambert prior to his service with Garcel, Inc. Mr. Gumaer is the brother-in-law of Mark Weitz our President, Wholesale and Industrial Services. Mr. Gumaer’s in depth knowledge of our business and operations, his experience in the investment banking industry, and leadership as GAG, LLC’s Chief Executive Officer and President since 2006 positions him well to serve as our Chief Executive Officer and a member of our Board.

Matthew J. Hart has served as a director since July 2009. Mr. Hart was President and Chief Operating Officer of Hilton Hotels Corporation, referred to herein as Hilton, from May 2004 until the buyout of Hilton by the Blackstone Group in October 2007. Mr. Hart also served as Executive Vice President and Chief Financial Officer of Hilton from 1996 to 2004. Prior to joining Hilton in 1996, Mr. Hart was Senior Vice President and Treasurer of The Walt Disney Company and was Executive Vice President and Chief Financial Officer for Host Marriot Corp. Mr. Hart received his Bachelor of Arts in Economics and Sociology from Vanderbilt University in 1974 and earned a Master of Business Administration in Finance and Marketing from Columbia University in 1976. Mr. Hart currently serves on the board of directors of US Airways Group, Air Lease Corporation, and is Chairman of Heal the Bay, a non-profit organization. Mr. Hart formerly served on the board of directors of Kilroy Realty Corp. from 1997 to 2007 and American West Holdings Corp. from 2005 to 2006. Mr. Hart’s extensive experience and expertise with public companies is well suited for his role as the designated financial expert and chairman of our Audit Committee. He also brings extensive experience serving on other public company boards which provide important resources in his service on our Board.

Vote Required

Each director is elected by a plurality of the votes cast with regard to the election of directors. The persons named in the enclosed proxy will vote the proxies they receive FOR the election of the nominees named below, unless a particular proxy card withholds authorization to do so, or provides contrary instructions. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not be counted in determining which nominees receive the largest number of votes cast. Each of the nominees has indicated that he is willing and able to serve as a director. If, before the Annual Meeting, any nominee becomes unable to serve, an event that is not anticipated by the Board, the proxies will be voted for the election of whomever the Board may designate.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR

THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Our Board has selected Marcum LLP (“Marcum”) as our independent public accounting firm for the fiscal year ending December 31, 2011, and has further directed that management submit the selection of independent public accounting firm for ratification by our stockholders at our Annual Meeting. Marcum has audited our financial statements since the fiscal year ended December 31, 2006. Representatives of Marcum are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Marcum as our independent public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Marcum to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain Marcum. Even if the selection is ratified, the Board and the Audit Committee may, in their discretion, direct the appointment of a different independent public accounting firm at any time during the year if they determine that such a change would be in our and our stockholders’ best interests.

Audit and All Other Fees

The following table sets forth the aggregate fees for services provided to us by Marcum for the fiscal years ended December 31, 2009 and 2010:

	Fiscal 2009	Fiscal 2010
Audit Fees (1)	$851,700	$380,000
Audit-Related Fees (2)	300,000	—
Tax Fees (3)	—	6,000
All Other Fees	—	—

TOTAL	$1,151,700	$386,000

(1)

Audit Fees consist of audit and various attest services performed by Marcum, LLP, our independent registered public accounting firm, and include the following: (1) fees for Fiscal 2009 include (a) reviews of our financial statements for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009, (b) the audit of our financial statements for the year ended December 31, 2009, (c) consents for filing registration statements and (d) reviews of registrations statements and consultations regarding responses to SEC comment letters in 2009 and (2) fees for fiscal 2010 include (a) reviews of our financial statements for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010 and (b) the audit of our financial statements for the year ended December 31, 2010.

(2)	Audit-Related Fees principally include consultations on accounting matters addressed in connection with the issuance of our financial statements and filings of registration statements on Form S-4.
(3)	Tax fees consist of corporate tax compliance services for one of our subsidiaries.

Audit Committee Pre-Approval Policy

As a matter of policy, all audit and non-audit services provided by our independent registered public accounting firm are approved in advance by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining such firm’s independence. All services provided by Marcum during fiscal years 2009 and 2010 were pre-approved by the Audit Committee. The Audit Committee has considered the role of Marcum in providing services to us for the fiscal year ended December 31, 2010, and has concluded that such services are compatible with their independence as our auditors.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal at a meeting at which a quorum is present. Abstentions will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against this proposal. Broker non-votes will not result from the vote on Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist it in the exercise of its responsibilities and to serve the interests of the Company and our stockholders. The corporate governance guidelines are available for review on our website at www.greatamerican.com/governance.cfm.

Director Independence

Our Board of Directors has unanimously determined that a majority of the Board, including both of the directors standing for election, are “independent” directors as that term is defined by Nasdaq Marketplace Rule 5605(a)(2). In addition, based upon such standards, the Board has determined that Mr. Yellen and Mr. Gumaer are not independent because they are currently executive officers of the Company.

Nominations for Directors

The Corporate Governance Committee evaluates and recommends to the Board of Directors director nominees for each election of directors. In fulfilling its responsibilities, the Corporate Governance Committee considers the following factors: (i) demonstrated personal integrity and moral character; (ii) willingness to apply sound and independent business judgment for the long-term interests of the stockholders; (iii) relevant business or professional experience, technical expertise or specialized skills; (iv) personality traits and background that appear to fit with those of the other directors to produce a collegial and cooperative Board responsive to the Company’s needs; and (v) ability to commit sufficient time to effectively carry out the substantial duties of a director. The Corporate Governance Committee and the Board will not consider as a director candidate anyone who is an officer, director or principal of an enterprise which is in substantial competition with the Company. Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Corporate Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of the Board must, and believes that it is preferable that more than one member of the Board should, meet the criteria for an “audit committee financial expert” as defined by SEC rules.

The Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. If the Corporate Governance Committee believes that the Board of Directors requires additional candidates for nomination, the committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

The Corporate Governance Committee reviews all nominees, including those recommended by stockholders, for nomination by the Board in accordance with the above requirements and qualifications to determine whether they possess attributes the Corporate Governance Committee believes would be most beneficial to the Company. The Corporate Governance Committee will select qualified candidates and make its recommendations to the Board, which will formally decide whether to nominate the recommended candidates for election to the Board. Stockholders may recommend nominees for consideration by the Corporate Governance Committee by submitting the names and the following supporting information to the Company’s Secretary: Corporate Secretary, Stockholder Nominations, Great American Group, Inc., 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367. The submissions should include a current resume and curriculum vitae of the candidate and statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the nominee, the number of shares which are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the candidate.

Our Bylaws provide that any stockholder who is entitled to vote at the annual meeting and who complies with the notice requirements described below may nominate persons for election to the Board of Directors. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days or more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials (or, in the absence of proxy materials, our notice of meeting) for the previous year’s annual meeting of stockholders. However, if our annual meeting is more than third (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be delivered to our corporate secretary at our principal executive offices not later than the close of business not earlier than the 90th day prior to such annual meeting and not later than the later of (1) the 60th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

The stockholder’s notice relating to director nomination(s) shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of our capital stock which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of our capital stock which are beneficially owned by the stockholder, (iii) a representation that the stockholder is a holders of record of our capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (iv) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such nomination. These notice requirements are deemed satisfied if the stockholder notifies us that he or she intends to present a nomination at the annual meeting in compliance with SEC rules and such stockholder’s nomination has been included in a proxy statement that has been prepared by us.

Stockholder Communications with Directors

Stockholders may communicate with the Board of Directors by sending a letter to the Corporate Secretary, Stockholder Communications of Great American Group, Inc., 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and should indicate in the address whether the communication is intended for the entire Board, the non-management directors as a group or an individual director. Each communication will be screened by the Secretary or his designee to determine whether it is appropriate for presentation to the Board or such director(s). Examples of inappropriate communications include junk mail, spam, mass mailings, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. Communications determined to be appropriate for presentation to the Board or the director(s) to whom it is addressed will be submitted to the Board or such director on a periodic basis. Any communications that concern complaints regarding accounting, internal controls or auditing matters will be handled in accordance with procedures adopted by the Audit Committee of the Board.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics is available for review on our website at www.greatamerican.com/governance.cfm, and is also available in print, without charge, to any stockholder who requests a copy by writing to us at Great American Group, Inc., 21860 Burbank Boulevard, Suite 300 South, Woodland Hills, California, 91367, Attention: Investor Relations. Each of our directors, employees and officers, including our chief executive officer, chief financial officer and corporate controller, and all of our other principal executive officers, are required to comply with the Code of Ethics. There have not been any waivers of the Code of Ethics relating to any of our executive officers or directors in the past year.

Meetings and Committees of the Board

Our Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the committees of the Board. Regular communications between our directors and management also occur apart from meetings of the Board and committees of the Board.

Meeting Attendance

Our Board normally meets quarterly, but may hold additional meetings as required. During fiscal year 2010, the Board held four regularly scheduled meetings. Each of our directors attended at least 75% of the Board meetings he was eligible to attend and each director attended at least 75% of the aggregate of the total number of Board meetings and meetings of each committee of the Board on which he was serving. All of our directors attended our 2010 annual meeting of stockholders.

Committees of the Board of Directors

Our Board currently has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Corporate Governance Committee.

Audit Committee

Our Audit Committee is composed of Messrs. Matthew J. Hart (Chairperson) and Hugh G. Hilton. Our Board has affirmatively determined that each member of the Audit Committee is independent under Nasdaq Marketplace Rule 5605(a)(2), and meets all other qualifications under Nasdaq Marketplace Rule 5605(e) and the applicable rules of the Securities and Exchange Commission. Our Board has also affirmatively determined that Matthew J. Hart qualifies as an “audit committee financial expert” as such term is defined in Regulation S-K under the Securities Act of 1933. During 2010, the Audit Committee held four meetings.

The Audit Committee acts pursuant to a written charter, which is available for review on our website at www.greatamerican.com/governance.cfm. The responsibilities of the Audit Committee include overseeing, reviewing and evaluating our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is also responsible for the appointment, compensation, retention, and as necessary, the termination of our independent auditors.

Compensation Committee

Our Compensation Committee is composed of Messrs. Hugh G. Hilton (Chairperson), Matthew J. Hart and Mark D. Klein. Our Board has affirmatively determined that each member of the Compensation Committee is independent as such term is defined under Nasdaq Marketplace Rule 5605(a)(2). The Compensation Committee met one time in 2010. The Compensation Committee acts pursuant to a written charter, which is available for review on our website at www.greatamerican.com/governance.cfm. The Compensation Committee reviews and makes recommendations to our Board of Directors concerning the compensation and benefits of our executive officers, including the Chief Executive Officer, and directors, oversees the administration of our stock option and employee benefits plans, and reviews general policy relating to compensation and benefits. Pursuant to our Corporate Governance Guidelines, the Compensation Committee has the power to hire independent legal, financial or other advisors as it deems necessary, including compensation consultants.

Corporate Governance Committee

Our Corporate Governance Committee is composed of Messrs. Matthew J. Hart (Chairperson), Hugh G. Hilton and Mark D. Klein. Our Board has determined that each member of the Corporate Governance Committee is independent under Nasdaq Marketplace Rule 5605(a)(2). The Corporate Governance Committee evaluates and recommends to the Board nominees for each election of directors. The Corporate Governance Committee met one time in 2010. The Corporate Governance Committee acts pursuant to a written charter and a copy of that charter is available for review on our website at www.greatamerican.com/governance.cfm. The responsibilities of the Corporate Governance Committee include making recommendations to the Board with respect to the nominations or elections of directors and providing oversight of our corporate governance policies and practices.

Board Leadership Structure

Pursuant to our Corporate Governance Guidelines and Bylaws, the Board may, but is not required to, select a Chairman of the Board on an annual basis. In addition, the positions of Chairman of the Board and Chief Executive Officer may be filled by one individual or two different individuals. Mr. Gumaer, our Chief Executive Officer, currently serves as Chairman of our Board.

The Board has determined that its current structure, with a combined Chairman and Chief Executive Officer and independent directors as members of each Board committee, is in the best interests of our company and our stockholders. The Board believes that combining the Chairman and Chief Executive Officer positions is currently the most effective leadership structure for our company given Mr. Gumaer’s in-depth knowledge of our business and industry, his ability to formulate and implement strategic initiatives, and his extensive contact with and knowledge of our customers. In addition, as the former president and one of two members of Great American Group, LLC prior to its acquisition by us on July 31, 2009, Mr. Gumaer provides important continuity in the operation of our business and its oversight by our Board. His knowledge and experience, as well as his role as our Chief Executive Officer, provide that he is in a position to elevate the most critical business issues for consideration by our independent directors.

We believe that the independent nature of the Board committees, as well as the practice of our independent directors regularly meeting in executive session without Mr. Gumaer, Mr. Yellen or other members of our management present, ensures that our Board maintains a level of independent oversight of management that we believe is appropriate for our company. In addition, pursuant to our Corporate Governance Guidelines, the Board may at any time decide to appoint a Presiding Director to provide leadership of executive sessions of the Board and consult with the Chairman with respect to matters to be brought before the Board, should it believe that such an appointment would be beneficial to the company and its stockholders.

Board Role in Risk Management

Pursuant to the terms of its charter, the Audit Committee is responsible for reviewing the Company’s policies with respect to risk assessment and risk management, and reviews material pending legal proceedings and other contingent liabilities and risks and exposures, that may have a material impact on our financial statements.

Certain Relationships and Related Party Transactions

Other than as described below, during fiscal year 2010, and from July 31, 2009 through December 31, 2009 there were no transactions to which the Company was or is a party in which the amount involved exceeds $120,000 and in which any director, officer or beneficial holder of more than 5% of any class of our voting securities or member of such person’s immediate family had or will have a direct or indirect material interest.

Mark Weitz, our President, Wholesale and Industrial Services, is the brother-in-law of Andrew Gumaer, our Chief Executive Officer and director. Mr. Weitz’s total compensation, consisting of base salary, bonus, auto allowance, company paid medical, dental and life and disability insurance, and above-market interest on nonqualified deferred compensation, in fiscal 2010 for services rendered to us was $295,175, and for the period from July 31, 2009, the date of the Acquisition, through December 31, 2009 was $568,657. Mr. Weitz participates in various employee benefit programs of the Company, including health insurance benefits, life insurance benefits, and group life and long-term disability coverage, under the plans generally available to all other salaried employees. Mr. Weitz also is a Phantom Equityholder and received additional consideration as more fully described below. Mr. Weitz’s annual base salary for fiscal 2011 is $275,000, plus an annual auto allowance of $10,800.

Brian Yellen, our Executive Vice President, is the son of Harvey M. Yellen, our Vice-Chairman, President, Chief Operating Officer and director of the Company. Mr. B. Yellen’s total compensation, consisting of base salary, bonus, commissions, auto allowance, company paid medical, dental and life and disability insurance, and above-market interest on nonqualified deferred compensation, in fiscal 2010 for services rendered to us was $279,652, and for the period from July 31, 2009, the date of the Acquisition, through December 31, 2009 was $500,184. Mr. B. Yellen participates in various employee benefit programs of the Company, including health insurance benefits, life insurance benefits, and group life and long-term disability coverage, under the plans generally available to all other salaried employees. Mr. B. Yellen also is a Phantom Equityholder and received additional consideration as more fully described below. Mr. B. Yellen’s annual base salary for fiscal 2011 is $180,000, plus an annual auto allowance of $10,800.

Sandy Feldman, our Senior Vice President, is the son-in-law of Harvey M. Yellen. Mr. Feldman’s total compensation, consisting of base salary, bonus, commissions, auto allowance, company paid medical, dental and life and disability insurance in fiscal 2010 for services rendered to us was $245,143. Mr. Feldman participates in various employee benefit programs of the Company, including health insurance benefits, life insurance benefits, and group life and long-term disability coverage, under the plans generally available to all other salaried employees. Mr. Feldman’s annual base salary for fiscal 2011 is $171,000, plus an annual auto allowance of $10,800.

The Acquisition

Except as otherwise required by the context, references in this Proxy Statement to:

•

“Great American,” “the “Company,” “we,” “us” or “our” refer to the combined business of Great American Group, Inc. and all of its subsidiaries after giving effect to (i) the contribution to Great American Group, Inc. of all of the membership interests of Great American Group, LLC by the members of Great American, which transaction is referred to herein as the “Contribution”, and (ii) the merger of Alternative Asset Management Acquisition Corp. with and into its wholly-owned subsidiary, AAMAC Merger Sub, Inc., referred to herein as “Merger Sub”, in each case, which occurred on July 31, 2009, referred to herein as the “Merger”. The Contribution and Merger are referred to herein collectively as the “Acquisition”;

•	“GAG, Inc.” refers to Great American Group, Inc.;

•	“GAG, LLC” refers to Great American Group, LLC;

•	“the Great American Members” refers to the members of Great American Group, LLC prior to the Acquisition;

•	“Phantom Equityholders” refers to certain members of senior management of Great American Group, LLC prior to the Acquisition that were participants in a deferred compensation plan; and

•	“AAMAC” refers to Alternative Asset Management Acquisition Corp.

On July 31, 2009, the Company, GAG, LLC and AAMAC completed the Acquisition pursuant to an Agreement and Plan of Reorganization, dated as of May 14, 2009, as amended (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Great American Members contributed all of their membership interests of GAG, LLC to the Company and AAMAC merged with and into Merger Sub. As a result of the Acquisition, GAG, LLC and AAMAC became subsidiaries of the Company.

Pursuant to the terms of the Purchase Agreement, at the effective time of the Acquisition, (i) each of the 10,923,313 shares of AAMAC common stock which were outstanding immediately prior to the effective time of the Acquisition were exchanged for two shares of GAG, Inc,’s common stock and (ii) each of the 46,025,000 outstanding AAMAC warrants were exchanged for a warrant to purchase GAG, Inc. common stock; and (iii) each outstanding unit of AAMAC was separated into one share of AAMAC common stock and a warrant to purchase one share of AAMAC common stock, both of which were exchanged pursuant to clauses (i) and (ii) above, respectively. Pursuant to a letter agreement, dated as of July 28, 2009 (the “Letter Agreement”) by and among GAG, Inc., AAMAC, GAG, LLC, and certain shareholders that founded AAMAC, including our current directors Mark Klein and Michael Levitt (the “AAMAC Founders”), the AAMAC Founders agreed to cancel 7,850,000 shares of their 10,350,000 shares of AAMAC common stock immediately prior to the Acquisition and to cancel 2,500,000 shares of the GAG, Inc.’s common stock that they received in exchange for their AAMAC common stock in the Acquisition. In accordance with the Letter Agreement, of the 2,500,000 shares of GAG, Inc.’s common stock the AAMAC Founders received in exchange for their AAMAC shares, 1,500,000 of such shares are being held in escrow for a period of one year from the closing of the Acquisition and the remaining 1,000,000 of such shares will continue to be held in escrow until GAG, LLC’s achievement of any one of the Adjusted EBITDA targets discussed below. The 1,000,000 shares, which are subject to voting restrictions while in escrow, will be forfeited and cancelled if GAG, LLC fails to achieve any of the Adjusted EBITDA targets.

Promissory Notes

In connection with the consummation of the Acquisition, the Company issued subordinated, unsecured promissory notes in favor of the Contribution Consideration Recipients as part of the consideration for the Contribution. The notes have a five-year maturity and originally bore interest at a rate of 12% per annum. Commencing on October 31, 2009, interest on the note is payable quarterly in arrears on January 31st, April 30th, July 31st, and October 31st of each year. One-fifth of the principal amount of the note, including any accrued and unpaid interest thereon, will be payable on each anniversary of the date of issuance of the note through the fifth anniversary thereof.

On May 4, 2010, we entered into individual amendments (each, an Amendment and collectively, the “Amendments”) to an aggregate of $52.4 million of the $55.6 million principal amount outstanding of the subordinated unsecured promissory notes, which reduced the interest rate on the amended notes from 12.0% per annum to 3.75% per annum. The interest rate reduction was effective retroactive to February 1, 2010. In addition, the maturity date for $47.0 million of the $55.6 million principal amount outstanding of the subordinated, unsecured promissory notes was extended to July 31, 2018, subject to annual prepayments based upon the Company’s cash flow subject to certain limitations, as provided in the amendment to the notes payable, including, without limitation, the Company’s maintenance of a minimum adjusted cash balance of $20.0 million. Each prepayment, if any, is due within 30 days of the filing of the Company’s Annual Report on Form 10-K, beginning with the Form 10-K for the fiscal year ending December 31, 2010. The remaining notes with $8.6 million principal amount outstanding continue to be payable in five equal annual principal payments as described above. On October 27, 2010, the Company entered into individual waivers for an aggregate of $51.3 million of the $53.9 million principal amount outstanding of the subordinated, unsecured promissory notes payable, whereby the noteholders agreed to permit the Company to defer payment of interest payments due on each of October 31, 2010, January 31, 2011, and April 30, 2011 until July 31, 2011.

The consideration received by each of the Contribution Consideration Recipients in connection with the subordinated unsecured promissory notes is as follows:

Phantom Equity-holder	Year	Consideration (in the form of Interest Earned on the Promissory Notes) (3)	Consideration (in the form of Principal Payments Paid on the Promissory Notes) (4)	Total Consideration on the Promissory Notes (5)	Principal Balance outstanding on the Promissory Notes at December 31, 2010

Former Great American Members
Harvey M. Yellen	2010	$1,057,416	$—	$1,057,416	$23,498,136
	2009	1,176,194	—	1,176,194	n/a
Andrew Gumaer	2010	$1,057,416	$—	$1,057,416	$23,498,136
	2009	1,176,194	—	1,176,194	n/a

Phantom Equityholders
Scott Carpenter	2010	$183,435	$333,701	$517,136	$1,334,805
	2009	83,517	—	83,517	n/a
Paul Erickson	2010	$65,180	$315,162	$380,342	$1,260,650
	2009	78,877	—	78,877	n/a
Lester Friedman	2010	$61,346	$296,623	$357,969	$1,186,494
	2009	74,237	—	74,237	n/a
Mark Weitz (1)	2010	$61,346	$296,623	$357,969	$1,186,494
	2009	74,237	—	74,237	n/a
Brian Yellen (2)	2010	$36,424	$176,120	$212,574	$704,481
	2009	44,078	—	44,078	n/a

(1)	Mr. Weitz is the brother-in-law of Andrew Gumaer, a director and the Chief Executive Officer of GAG, Inc.
(2)	Mr. B. Yellen is the son of Harvey M. Yellen, a director and the Vice Chairman, President and Chief Operating Officer of GAG, Inc.
(3)	Consideration represents interest earned on the promissory notes for the fiscal year ended December 31, 2010 and period from July 31, 2009, the date of Acquisition, through December 31, 2009.
(4)	Consideration represents principal payments on the promissory notes for the fiscal year ended December 31, 2010 and period from July 31, 2009, the date of Acquisition, through December 31, 2009.
(5)	Total consideration represents the sum of interest earned on the promissory notes and principal payments on the promissory notes for the fiscal year ended December 31, 2010 and period from July 31, 2009, the date of Acquisition, through December 31, 2009.

Purchase Agreement Working Capital Adjustment

In connection with the consummation of the Acquisition, Andrew Gumaer and Harvey M. Yellen, the former members of GAG, LLC, were entitled to receive additional cash from the Company to the extent there was an upward working capital adjustment in accordance with the Purchase Agreement. In September 2009, the Company made a payment of approximately $12.9 million to Messrs. Gumaer and Yellen based on the working capital of GAG, LLC as of the closing date of the Acquisition in accordance with the Purchase Agreement.

Phantom Equityholder Amendment Agreements and Releases

Pursuant to their participation in the Great American Group, LLC Phantom Equity Plan (f/k/a the Pride Capital Group, LLC Phantom Stock Plan), referred to herein as the Phantom Equity Plan, each of Messrs. Scott Carpenter, Paul Erickson, Lester Friedman, Mark Weitz and Brian Yellen, collectively referred to herein as the Phantom Equityholders, were entitled to receive their respective pro rata shares of 32% of the net sales price of GAG, LLC in the event GAG, LLC was sold. In July 2009, each of the Phantom Equityholders entered into an Amendment Agreement and Release with GAG, LLC. Pursuant to the terms of the Amendment Agreement and Releases, each Phantom Equityholder is entitled to a reduced interest in the total consideration received by the Great American Members upon a qualifying sale of GAG, LLC, as specified in the Phantom Equity Plan. The consideration received by each Phantom Equityholder in connection with the Acquisition is as follows:

The consideration received by each Phantom Equityholder in connection with the Acquisition is as follows:

Phantom Equity-holder	Cash at Closing(3)	Consideration (in the form of Promissory Notes)(4)	Closing Shares (Common Stock of the Company)(5)	Contingent Stock Payment (Common Stock of the Company(6)

Scott Carpenter	$131,493	$1,668,507	273,727	129,107

Paul Erickson	$124,188	$1,575,812	270,794	128,507

Lester Friedman	$116,882	$1,483,117	247,332	123,703

Mark Weitz (1)	$116,882	$1,483,117	289,368	128,507

Brian Yellen (2)	$69,399	$880,601	89,939	60,050

(1)	Mr. Weitz is the brother-in-law of Andrew Gumaer, a director and the Chief Executive Officer of GAG, Inc.
(2)	Mr. B. Yellen is the son of Harvey M. Yellen, a director and the Vice Chairman, President and Chief Operating Officer of GAG, Inc.
(3)	Payments made from AAMAC’s trust account to the Phantom Equityholders in connection with the consummation of the Acquisition in accordance with the Purchase Agreement
(4)	Consideration paid at closing the form of promissory notes issued by the Company. For additional information, see “—Promissory Notes” above.
(5)

The closing shares are subject to a working capital purchase price adjustment, the indemnification escrow (approximately 12.5%) and vesting over an 18-month period following the Acquisition. See “—Lock-Up Agreements” below.

(6)	The Phantom Equityholders are eligible to receive a number of shares up to the amounts listed in this column.

Financial Advisory Fees

B. Riley & Co., LLC (“B. Riley”) served as financial advisor to GAG, LLC in connection with the Acquisition. As compensation for its services in connection with the Acquisition, B. Riley received fees of $2.0 million in cash and $0.3 million shares of restricted stock of the Company. Bryant Riley, a member of our Board of Directors, is the Chairman and Chief Executive Officer of B. Riley.

Registration Rights Agreement

In connection with the consummation of the Acquisition, the Company entered into that certain Registration Rights Agreement, dated as of July 31, 2009 (the “Registration Rights Agreement”), with the Contribution Consideration Recipients and the AAMAC Founders. Pursuant to the Registration Rights Agreement, the Contribution Consideration Recipients and the AAMAC Founders are entitled to registration rights, subject to certain limitations, with respect to the Company’s common stock they received in the Acquisition. The holders of a majority in interest of the Company’s common stock held by each of the Contribution Consideration Recipients and the AAMAC Founders are entitled to require the Company, on one occasion each, to register, under the Securities Act, the shares of common stock they received in consideration for the Acquisition as well as any securities issued in place of or as a dividend or distribution on such common stock (the “Demand Registration Rights”). The majority in interest of each of the Contribution Consideration Recipients and the AAMAC Founders may elect to exercise Demand Registration Rights at any time after

January 17, 2010, the six-month anniversary following the date of effectiveness of the registration statement on Form S-4, as amended, filed by the Company with the SEC in connection with the Acquisition, so long as the estimated market value of the shares of common stock to be registered is at least $500,000. In addition, the Contribution Consideration Recipients and the AAMAC Founders have certain “piggyback” registration rights on registration statements filed after the Company consummates the Acquisition. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Escrow Agreements

In connection with the consummation of the Acquisition, GAG, Inc. entered into that certain Escrow Agreement, dated as of July 31, 2009 (the “Escrow Agreement”), with GAG, LLC, the Great American Members and Continental Stock Transfer & Trust Company, as escrow agent, to provide a fund (a) to secure the indemnification obligations of Great American to AAMAC against losses that the Company, as the surviving entity of the Acquisition, may sustain as a result of (i) the inaccuracy or breach of any representation or warranty made by Great American in the Purchase Agreement or any schedule or certificate delivered by Great American in connection with the Purchase Agreement and (ii) the non-fulfillment or breach of any covenant or agreement made by Great American in the Purchase Agreement, (b) to offset against any working capital shortfall pursuant to the Purchase Agreement or (c) to offset against any inventory amount shortfall (together with the claims set forth in clauses (a) and (b), the “Escrow Claims”). Pursuant to the Escrow Agreement, the Great American Members placed in escrow an aggregate of 1,500,000 shares of the Company’s common stock (the “Escrowed Indemnification Stock”).

On April 30, 2010 and 2011, 72,000 and 108,000 shares of the Escrowed Indemnification Stock, respectively, were released from escrow to the Phantom Equityholders. The remaining 1,320,000 shares that are currently held in escrow are reserved to offset against any inventory amount shortfall pursuant to the Escrow Agreement until the date that all of the specified inventory assets of Great American are sold. These shares will remain in escrow until such claims are resolved, at which time the remaining Escrowed Indemnification Stock shall be promptly returned to the Contribution Consideration Recipients.

Lock-Up Agreements

In connection with the consummation of the Acquisition, each of the Contribution Consideration Recipients entered into a lock-up agreement with the Company (collectively, the “Lock-Up Agreements”) pursuant to which 50% of the Company’s common stock received by the Contribution Consideration Recipients pursuant to the Acquisition will be released (or issued, as applicable) from the lock-up on the date that is six months following the closing of the Acquisition, an additional 25% of the Company’s common stock received by the Contribution Consideration Recipients shall be released on the date that is twelve months following the closing of the Acquisition, and the remaining 25% of the Company’s common stock received by the Contribution Consideration Recipients shall be released on the date that is eighteen months following the closing of the Acquisition.

Letter Agreement with AAMAC Founders

Pursuant to that certain letter agreement, dated as of May 14, 2009 (the “Letter Agreement”), as amended on July 8, 2009 (the “July 8 Amendment”), and as further amended on July 28, 2009 (the “July 28 Amendment” and, together with the July 2 Amendment, the “Letter Agreement Amendments”), by and among GAG, Inc., the AAMAC Founders, AAMAC and GAG, LLC, the AAMAC Founders agreed to cancel 7,850,000 shares of their AAMAC common stock before the consummation of the Acquisition and to cancel 2,500,000 shares of the Company’s common stock that they received in exchange for their AAMAC common stock. The AAMAC Founders also agreed that 1,500,000 shares of the Company’s common stock that they received in exchange for their AAMAC shares, which were deposited into escrow in connection with AAMAC’s initial public offering, will continue to be held in escrow and subject to the restrictions on voting and disbursements for a period of one year from the closing of the Acquisition. Moreover, the AAMAC Founders also agreed that 1,000,000 of their shares of the Company’s common stock will continue to be held in escrow until Great American’s achievement of any one of the Adjusted EBITDA targets described in the Purchase Agreement. These shares will be forfeited and cancelled if GAG, LLC fails to achieve any of the Adjusted EBITDA targets.

Procedures for Approval of Related Party Transactions

Under its charter, the Audit Committee is charged with reviewing all potential related party transactions. Our policy has been that the Audit Committee, which is comprised solely of independent, disinterested directors, reviews and then recommends such related party transactions to the entire Board for further review and approval. All such related party transactions are then required to be reported under applicable SEC rules. Aside from this policy, we have not adopted additional procedures for review of, or standards for approval of, related party transactions, but instead review such transactions on a case-by-case basis.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires “insiders,” including our executive officers, directors and beneficial owners of more than 10% of our common stock with the SEC and to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms received by us, we believe that our insiders complied with all applicable Section 16(a) filing requirements during fiscal year 2010 in a timely manner.

EXECUTIVE COMPENSATION

Our Executive Officers

Executive officers are elected by our Board and serve at its discretion. Mr. Gumaer is the brother-in-law of Mark Weitz, our President, Wholesale and Industrial Services. Other than as described above, there are no family relationships between any director or executive officer and any other directors or executive officers. Set forth below is information regarding our executive officers as of June 30, 2011.

Name	Position	Age
Andrew Gumaer	Chief Executive Officer	50
Harvey M. Yellen	Vice Chairman, President and Chief Operating Officer	64
Paul S. Erickson	Executive Vice President, Chief Financial Officer	49
Scott K. Carpenter	Executive Vice President, Retail Services	55
Lester M. Freidman	Managing Director, Great American Group Advisory and Valuation Services, LLC	51
Mark Weitz	President, Wholesale and Industrial Services	51
Mark Naughton	Senior Vice President and General Counsel	48
Howard E. Weitzman	Senior Vice President, Chief Accounting Officer	49

Mr. Gumaer’s biographical information is included with those of the other members of our Board.

Mr. Yellen’s biographical information is included with those of the other members of our Board.

Paul Erickson has served as our Executive Vice President, Chief Financial Officer since July 2009 and as GAG, LLC’s Executive Vice President, Chief Financial Officer since June 2006. Prior to assuming his current responsibilities, Mr. Erickson was the Chief Financial Officer of The Pride Capital Group, LLC, predecessor in interest to Great American, from 2001 to May 2006. Mr. Erickson also served as the Controller of Garcel, Inc. beginning in 1995 and was promoted to Chief Financial Officer in 1997. From 1992 to 1996, Mr. Erickson served as Chief Financial Officer of Joan Vass, Inc. and 1001, Inc., both retail and manufacturing companies. Mr. Erickson received his Bachelor of Science in Finance and Accounting from California State University—Northridge in 1986 and earned a Master of Science in Business Administration from the University of Phoenix in 1997.

Scott K. Carpenter has served as our Executive Vice President, Retail Services since July 2009 and as GAG, LLC’s Executive Vice President and Director of Operations, Retail Services since June 2006. Prior to assuming his current responsibilities, Mr. Carpenter was the Senior Vice President of Operations of The Pride Capital Group, LLC, predecessor in interest to Great American, from 2001 to May 2006 and the Vice President of Operations of Garcel, Inc. from 1997 to 2000. From 1995 to 1997, Mr. Carpenter was responsible for operations in 155 Office Depot stores in 17 states as Regional Operations Manager. Prior to his service with Office Depot, Mr. Carpenter served as a Buyer and as Director of Store Operations of Hechinger stores in both domestic and international operations from 1987 to 1995. Mr. Carpenter also previously worked for Booz, Allen and Hamilton and McDonnell Aircraft Company. Mr. Carpenter received his Bachelor of Science in Economics from George Mason University in 1978 and earned a Master of Arts from George Mason University in 1982.

Lester M. Friedman has served as the Managing Director of Great American Advisory and Valuation Services, LLC since April 2009 and previously served as the Chief Executive Officer of Great American Advisory and Valuation Services, LLC from 2002 to April 2009 and as the Chief Operating Officer from 2000 to 2002. Prior to assuming his current responsibilities, Mr. Friedman was the Chief Operating Officer of the Garcel, Inc. Appraisal Division from 1996 to 2000 and the Chief Financial Officer of Garcel, Inc. from 1994 to 1996. Mr. Friedman was also the Controller and Director of Inventory Appraisal and Valuations for Gordon Brothers Partners. Mr. Friedman received his Bachelor of Business Studies in Accounting from the University of Massachusetts – Amherst in 1982 and was a Certified Public Accountant licensed in Massachusetts from 1982 to 1990 while he worked for Laventhol Horwath.

Mark Weitz has served as the President of our Wholesale and Industrial Services division since July 2009 and as GAG, LLC’s President, Wholesale and Industrial Services division since June 2006. Prior to assuming his current responsibilities, Mr. Weitz was the President, Wholesale and Industrial Services division of The Pride Capital Group, LLC, predecessor in interest to Great American, from 2001 to May 2006. Mr. Weitz also served as the President of the Wholesale and Industrial Services division of Garcel, Inc. from 1998 to 2000. Mr. Weitz attended the University of Washington and the University of California Los Angeles. Mr. Weitz also attended the Missouri Auction School in 1982 and has been a licensed auctioneer since such time. Mr. Weitz is the brother-in-law of Mr. Gumaer.

Mark P. Naughton has served as our Senior Vice President and General Counsel since July 2009, as Secretary since August 2009 and as GAG, LLC’s Senior Vice President and General Counsel since June 2006. Prior to assuming his current responsibilities, Mr. Naughton was the Vice President and General Counsel of The Pride Capital Group, LLC from May 2003 to May 2006 when The Pride Capital Group, LLC merged into Great American. Prior to joining Great American, Mr. Naughton was a partner in the Chicago office of Piper Rudnick (n/k/a DLA Piper Rudnick Gray Cary) from 1993 to May 2003 and was an associate from 1987 to 1993. Mr. Naughton received his Bachelor of Arts in History and Political Science from Marquette University in 1984 and earned a J.D. from Northwestern University in 1987.

Howard E. Weitzman has served as Senior Vice President, Chief Accounting Officer of GAG, Inc. since December 2009. Prior to December 2009, Mr. Weitzman worked as a consultant from November 2008 assisting clients with financial reporting, internal controls, and compliance with Section 404 of the Sarbanes Oxley Act of 2002, including consulting for the Company from April 2009 on various accounting and financial reporting matters in connection with the Company’s transaction with AAMAC. From December 2006 to October 2008, Mr. Weitzman served as a Senior Manager in the SEC Services Group in the audit practice at Moss Adams, LLP. Mr. Weitzman also spent 12 years in public accounting at two “Big 4” accounting firms, most recently from 2003 to October 2005 as a Senior Manager in the financial services audit practice of Deloitte & Touche, LLP. Mr. Weitzman also held various senior financial management positions, including from 1994 to 2003, with Banner Holdings, Inc. as the Chief Financial Officer of Central Financial Acceptance Corporation and Controller and Principal Accounting Officer of Central Rents, Inc. Mr. Weitzman also served as a Senior Vice President and Chief Financial Officer of Peoples Choice Financial Corporation from October 2005 to October 2006. Mr. Weitzman received a B.S. in Accounting from California State University, Northridge and is a California licensed Certified Public Accountant.

Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to us by our named executive officers during fiscal 2010 and the period from July 31, 2009, the date of the Acquisition, through December 31, 2009.

Name and Principal Position (1)	Year ($)	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total Compensation ($)

Harvey M. Yellen Vice Chairman, President and Chief Operating Officer	2010	535,385	—	—	—	—	—	28,760	564,145
	2009	253,846	—	—	—	—	—	14,257	268,103

Andrew Gumaer Chief Executive Officer	2010	535,385	—	—	—	—	—	28,021	563,406
	2009	253,846	—	—	—	—	—	16,090	269,936

Paul S. Erickson Executive Vice President, Chief Financial Officer	2010	312,692	—	—	—	—	10,471	18,337	341,500
	2009	117,500	—	1,335,014	—	265,000	57,628	12,090	1,787,232

(1)

The table above summarizes the total compensation earned by each of our named executive officers for the fiscal year ended December 31, 2010 and the period from July 31, 2009 (the date of the Acquisition) to December 31, 2009.

(2)

The amounts listed in this column reflects the fair value of certain contractual rights to receive restricted stock in accordance with the Acquisition and the individual Amendment Agreement and Releases entered into with such executive on July 31, 2009. The grant date fair value of the restricted stock was $4.93 per share (the closing price of AAMAC’s common stock on July 31, 2009 adjusted for the 2 for 1 exchange ratio in accordance with the Acquisition Agreement). The fair value was determined in accordance with Financial Accounting Standards Codification Topic 718, Share-Based Payments, or FASB ASC 718. The actual number of shares received by each individual may vary based on provisions of the agreements that provide that participants relative percentage of the total closing stock consideration may increase if other eligible participants terminate their employment prior to the vesting of their right to receive the shares of common stock. In addition, each of Messrs. Erickson, Carpenter and Pabst are eligible to receive shares of restricted stock upon achievement of certain performance conditions. In accordance with FASB ASC 718, the fair value of such contractual rights is $0. See Item 7 to this Form 10-K and Note 17 to our Consolidated Financial Statements for additional discussion.

(3)

The amounts listed in this column includes nonqualified deferred compensation earnings which represents the above market earnings on the deferred compensation from the GAG, LLC Phantom Stock Plan. Earnings are for the fiscal year ended December 31, 2010 and period from July 31, 2009 (the date of the Acquisition) to December 31, 2009. Above market earnings is the amount earned that exceeds 120% of the applicable federal tax long-term rate.

(4)	The amounts listed in this column includes other compensation detailed in the following table:

Name	Year	Auto Allowance ($)	Company-paid Medical/Dental ($)	Life and Disability ($)	Total ($)
Harvey M. Yellen	2010	24,000	3,241	1,519	28,760
	2009	10,000	3,625	632	14,257
Andrew Gumaer	2010	24,000	2,502	1,519	28,021
	2009	10,000	5,458	632	16,090
Paul S. Erickson	2010	14,400	2,502	1,435	18,337
	2009	6,000	5,458	632	12,090

Outstanding Equity Awards at December 31, 2010

The following table summarizes the number of securities underlying outstanding equity awards for each named executive officer as of December 31, 2010.

Stock Awards (1)
Name	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (2)
Harvey M. Yellen	—	$—
Andrew Gumaer	—	$—
Paul S. Erickson	85,548	$41,919

(1)

Represents contractual right to receive restricted stock pursuant to the terms of the Acquisition and the individual Amended Agreement and Releases entered into with such executives, including Contingent Stock Consideration.

(2)

The number of shares represents unvested contractual rights to receive restricted stock and the value of the performance based contingent shares that are issuable if we achieve certain financial targets for the fiscal years ending in 2010 and 2011 have been valued at zero in accordance with FASB ASC 718. The market value of shares of stock that have not yet vested was determined based on the closing price of our common stock of $0.49 on December 31, 2010. With respect to the unvested shares of restricted stock held by Paul S. Erickson, 65,806 shares vest on January 31, 2011 and 19,742 shares vest on April 30, 2011.

Employment Agreements

On July 31, 2009, we entered into employment agreements with Messrs. Yellen, Gumaer and Erickson. These agreements have no defined length of employment. Either party may terminate the employment relationship at any time, subject to possible severance payments as set forth below. The terms and conditions of those agreements are generally as follows:

Pursuant to the terms of the employment agreements, Messrs. Yellen, Gumaer and Erickson initially received annual base salaries of $600,000, $600,000 and $300,000, respectively. These base salaries are subject to annual increases of no less than five percent. Messrs. Yellen, Gumaer and Erickson agreed to waive their rights to an annual increase in 2010. The agreements also provide for the award of an annual discretionary bonus. The Company provides Messrs. Yellen and Gumaer with monthly automobile allowances of $2,000 and Mr. Erickson with a monthly automobile allowance of $1,200. In September 2010, Messrs. Yellen and Gumaer agreed to a reduction in their respective base salaries of 40%.

Each agreement contains an indemnification provision wherein we promise to defend, indemnify, and hold the employee harmless to the fullest extent permitted by law against any and all liabilities incurred by the employee in connection with employment by us.

Severance will be owed if the employment relationship is terminated by us without cause or by the employee with “Good Reason,” or upon the death or disability of the employee. “Good Reason” is (i) a material diminution in the employee’s base salary, authority, duties, or responsibilities; (ii) a material diminution in the budget over which the employee retains authority; (iii) a material change in the geographic location at which the employee must perform services; or (iv) any other action or inaction that constitutes a material breach of the terms of the employment agreement. Severance for Messrs. Yellen, Gumaer, and Erickson will be payment of the following amounts: a lump sum equal to two years of base salary; a lump sum equal to two times the annual bonus paid during the term of employment or two times the first target bonus in the event of termination prior to any bonus being paid; and a lump sum equal to 24 times the monthly COBRA premiums for employee and employee’s spouse and dependents.

Severance will not be owed if the employee terminates the employment relationship without Good Reason or if we terminate the relationship for “Cause.” “Cause” exists if the employee: (i) engages in gross misconduct or gross negligence in the performance of the employee’s duties or willfully and continuously failed or refused to perform any duties reasonably requested in the course of the employee’s employment consistent with the employee’s position with us; (ii) engages in fraud, dishonesty, or any other improper conduct that causes material harm to the Company or its business or reputation; (iii) materially breaches the employment agreement; or (iv) is convicted of, or pleads guilty or no contest to, a felony or crime involving dishonesty or moral turpitude (excluding traffic offenses).

Equity Compensation Plan Information

Information about our equity compensation plans at December 31, 2010 is as follows:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by our stockholders (1)	291,275	—	7,208,725
Equity compensation plans not approved by our stockholders (2)	—	—	—
Total	291,275	—	7,208,725

(1)	Includes our 2009 Stock Incentive Plan. The only grants made under this plan are restricted stock units granted to our directors.
(2)	All of our equity compensation plans were approved by our stockholders.

For more information on our equity compensation plans, see Note 17 of our Notes to Consolidated Financial Statements.

DIRECTOR COMPENSATION

We use cash and stock based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties to our Company as well as the skill level required by our members of the Board.

Each non-employee director receives annual fees of $40,000, paid in quarterly installments, and an annual grant of $50,000 in options to purchase our common stock, restricted stock or other form of equity award for serving as a director. Such stock options, restricted stock or other form of award are subject to a one-year vesting period. In addition, annual fees of $12,000, $8,000 and $4,000 are paid to the chairperson of our audit committee, compensation committee and corporate governance committee, respectively. A one-time $40,000 grant of stock options, restricted stock or other form of equity award is made to each non-employee director in connection with such individual’s appointment to our Board, which stock options, restricted stock or other form of equity award will be subject to a one-year vesting period. On July 15, 2010, each of our non-employee directors agreed to a 40% reduction in their fees. Accordingly, through at least July 2011, our non-employee directors will receive annual fees of $24,000, and annual fees of $7,200, $4,800 and $2,400 will be paid to the chairperson of our audit committee, compensation committee and corporate governance committee, respectively.

The following table summarizes the total compensation that our directors (other than directors who are named executive officers) earned during the fiscal year ended December 31, 2010 for services rendered as members of our Board.

Name (1)	Fees Earned or Paid in Cash ($) (2)	Option Awards ($) (3)	Total ($)
Bryant R. Riley	36,000	50,000	86,000
Mark D. Klein	36,000	50,000	86,000
Hugh G. Hilton	43,200	50,000	93,200
Michael J. Levitt	36,000	50,000	86,000
Matthew J. Hart	50,400	50,000	100,400

(1)

Harvey M. Yellen, our Vice Chairman and President, and Andrew Gumaer, our Chief Executive Officer, are not included in this table because they are employees of the Company and thus receive no additional compensation for services as a director. The compensation received by Messrs. Yellen and Gumaer as employees of the Company is shown in the Summary Compensation Table above.

(2)	Amount reflects fees paid in cash during 2010 for the named director for services on the Board. Each of the director’s were appointed to the Board at our annual shareholders meeting on July 15, 2010.
(3)

The equity award consists of a grant of 40,000 restricted stock units to each director for their annual stock grant of $50,000. The restricted stock units for each of the directors vest over a period of one year beginning July 15, 2010. The amount reflected in this column represents the grant date fair value of the restricted stock which was $1.25 per share on July 15, 2010. The fair value was determined in accordance with FASB ASC 718.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of the shares of our common stock as of June 30, 2011, by (i) each person we know to be the beneficial owner of 5% or more of the outstanding shares of our common stock; (ii) each executive officer listed in the Summary Compensation Table; (iii) each of our directors; and (iv) all of our executive officers and directors as a group.

	Shares Beneficially Owned (2)
Name or Group of Beneficial Owners (1)	Number	Percent
Named Executive Officers:
Harvey M. Yellen	5,280,000	17.1%
Andrew Gumaer	5,280,000	17.1%
Paul S. Erickson (3)	141,653	*

Directors:
Bryant R. Riley (4)	107,921	*
Mark D. Klein (5)	292,630	*
Hugh G. Hilton (5)	58,255	*
Michael J. Levitt (5)	995,755	3.2%
Matthew J. Hart (5)	68,255	*

5% Stockholders:
Elliott Associates, L.P. (6)	3,533,800	11.5%
712 Fifth Avenue, 36th Floor New York, NY 10019
Wellington Management Company, LLP (8)	8,550,580	27.8%
280 Congress Street Burton, MA 02210
Robeco Investment Management (7)	1,727,400	5.6%
909 Third Avenue New York, NY 10022
Executive officers and directors as a group (12 persons)	12,703,681	40.9%

*	Represents less than 1%.
(1)	Unless otherwise indicated, the business address of each holder is c/o Great American Group, Inc., 21860 Burbank Blvd., Suite 300 South, Woodland Hills, California 91367.
(2)

Applicable percentage ownership is based on 38,800,334 shares of our common stock outstanding as of June 30, 2011. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares, subject to the applicable community property laws. Shares of our common stock subject to options or other contractual rights currently exercisable, or exercisable within 60 days after June 30, 2011, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)

Includes 31,982 shares of restricted stock issued on January 31, 2011 pursuant the terms of the Acquisition Agreement and Mr. Erickson’s Amendment Agreement and Release and 10,966 shares issued on April 30, 2011 pursuant to the Escrow Agreement dated July 31, 2009.

(4)

Includes 49,666 shares held by B. Riley and Co., LLC. Mr. Riley is the sole indirect equity owner of B. Riley and Co., LLC. Also, includes 58,255 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of June 30, 2011.

(5)	For Messrs. Klein, Hilton, Levitt, and Hart includes 58,255 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of June 30, 2011.
(6)

Based solely on information provided on a Schedule 113D/A filed by Elliot Associates, L.P. with the SEC on September 29, 2010. Pursuant to the Schedule 13D/A, the securities are beneficially owned by Elliott Associates, L.P., a Delaware limited partnership, and its wholly-owned subsidiaries (collectively, “Elliott”), Elliott International, L.P., a Cayman Islands limited partnership (“Elliott International”), and Elliott International Capital Advisors Inc., a Delaware corporation (“EICA” and collectively with Elliott and Elliott International, the “Reporting Persons”). Elliott beneficially owns 1,413,520 shares of Common Stock,. The 1,413,520 shares of Common stock owned by Elliott are owned through The Liverpool Limited Partnership, a Bermuda limited partnership, which is a wholly-owned subsidiary of Elliott. Elliott International and EICA beneficially own an aggregate of 2,120,280 shares of Common Stock. Collectively, Elliott, Elliott International and EICA beneficially own 3,533,800 shares of Common Stock. Elliott has the power to vote or direct the vote of, and to dispose or direct the disposition of, the shares of Common Stock beneficially owned by it. Elliott International has the shared power with EICA to vote or direct the vote of, and to dispose or direct the disposition of, the shares of Common Stock owned by Elliott International.
(7)

Based solely on information provided on a Schedule 13G/A filed by Robeco Investment Management with the SEC on February 28, 2011, with respect to 1,727,400 shares held by Robeco Investment Management, Inc. (RIM) for the discretionary account of certain clients. To the knowledge of RIM no person has the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of such Common Stock which represents more than 5% of the outstanding shares of the Common Stock.

(8)

Based solely on information provided on a Schedule 13G/A filed by Wellington Management Company, LLP with the SEC on February 14, 2011. Pursuant to the Schedule 13G/A, the securities beneficially owned by Wellington Management Company, LLP, in its capacity as investment advisor, are owned of record by clients of Wellington Management Company, LLP. Those clients have a right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Company’s Board of Directors is comprised of independent directors as required by the listing standards of The Nasdaq Stock Market, Inc. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, accounting principles and internal controls. The Company’s independent public accountants are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2010 with management and the Company’s independent public accountants. The Audit Committee has discussed with the Company’s independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the Company’s independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the Company’s independent public accountants their independence from the Company. The Audit Committee has considered whether the independent accountants’ provision of non-audit services to the Company is compatible with maintaining the independent public accountants’ independence.

The members of the Audit Committee are not engaged in the accounting or auditing profession. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the Company’s independent public accountants. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company’s financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company’s independent public accountants meet the applicable standards for independent public accountants independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Respectfully submitted,
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Matthew J. Hart, Chairperson
Hugh G. Hilton

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Great American Group, Inc., c/o Corporate Secretary, 21860 Burbank Boulevard, Suite 300 South, Woodland Hills, California, 91367 or call Investor Relations at (818) 884-3737. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2012 proxy statement, a stockholder’s proposal must be received by us no later than March 20, 2012 and must otherwise comply with Rule 14a-8 under the Exchange Act.

Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations, including those that are not to be included in such proxy statement and proxy, must provide timely notice in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days or more than 90 days prior to the previous year’s annual meeting of stockholders for our 2012 annual meeting of stockholders, unless the date of the 2012 annual meeting of stockholders is more than 30 days before or 70 days after the one-year anniversary of the 2011 Annual Meeting, in which case notice by the stockholder must be delivered not earlier than 90 days prior to the annual meeting and not later than the later of (a) 60 days prior to such annual meeting or (b) the tenth day following the date on which we first make a public announcement of the date of the annual meeting.

While our board will consider proper stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2011 proxy statement stockholder proposals that we are not required to include under the Exchange Act.

ANNUAL REPORT

Our 2010 Annual Report on Form 10-K accompanies the proxy materials being provided to all stockholders. We will provide, without charge, additional copies of our 2010 Annual Report on Form 10-K upon the receipt of a written request by any stockholder.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at our annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Andrew Gumaer
Chairman and Chief Executive Officer

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

GREAT AMERICAN GROUP, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 16, 2011

The undersigned hereby appoints Andrew Gumaer and Harvey M. Yellen and each of them, as proxies and attorneys-in-fact, with full power of substitution, and hereby authorizes them to vote all of the shares of stock of Great American Group, Inc. which the undersigned may be entitled to vote at the 2011 Annual Meeting of Stockholders of Great American Group, Inc. to be held on Tuesday, August 16, 2011 at 2:00 p.m. (local time) at the corporate offices of Great American Group, Inc. located at 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367, and at any and all postponements, continuations and adjournments thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the 2011 Annual Meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be dated and signed on reverse side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY – (Continued from reverse side)

Please make your mark like this X

Great American Group, Inc. 2011 Annual Meeting Proxy Card

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held August 16, 2011:

The Proxy Statement and our 2010 Annual Report on Form 10-K are available at: http://www.cstproxy.com/greatamerican/2011.

The Board of Directors recommends a vote “FOR” the nominees for director listed below and a vote “FOR” proposal 2.

1. Election of directors:

2. To ratify the appointment by our Audit Committee of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

FOR AGAINST ABSTAIN

(Instruction: To withhold authority to vote for the individual nominee, strike such nominee’s name from the list below.)

FOR the nominees listed to the left

WITHHOLD AUTHORITY to vote

NOMINEES:

Hugh G. Hilton

Michael J. Levitt

Harvey M. Yellen

OTHER MATTERS: The Board of Directors knows of no other matters that will be presented for consideration at the 2011 Annual Meeting. If any other matters are properly brought before the 2011 Annual Meeting, it is the intention of the persons named in the proxy card to vote on such matters in accordance with their best judgment.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no specification is made, this proxy will be voted FOR the election of the named nominees as directors and FOR each of the proposals.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature Signature if held jointly Dated:

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.